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                                                                      EXHIBIT 21


             Exhibit 21 - Gerdau AmeriSteel Corporation Subsidiaries*
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1.     Gerdau Nova Scotia Holding Company
2.     Gerdau Courtice Steel Inc. (Saskatchewan)
3.     Gerdau MRM Holdings Inc. (Canada)
4.     Gerdau MRM Steel Inc. (Saskatchewan)
5.     Bradley Steel Processors Inc. (50%) (Manitoba)
6.     SSS/MRM Guide Rail Inc. (50%) (Manitoba)
7.     Canadian Guide Rail Corporation (Manitoba)
8.     GUSAP Partners (Delaware)
9.     3038482 Nova Scotia Company
10.    PASUG LLC (Delaware)
11.    Gerdau USA Inc. (Delaware)
12.    AmeriSteel Corporation (87%) (Florida)
13.    Gerdau Florida, Inc. (Florida)
14.    AmeriSteel Bright Bar, Inc. (80%) (Florida)
15.    Gerdau MRM America Holding Corp. (Delaware)
16.    Porter Bros. Corporation (North Dakota)
17.    MFT Acquisition, Corp. (Delaware)
18.    1062316 Ontario Limited
19.    Co-Steel Benefit Plans Inc. (Ontario)
20.    Co-Steel Distribution Canada Limited (Ontario)
21.    1300554 Ontario Limited
22.    1102590 Ontario Limited
23.    Co-Steel (U.S.) Ltd. (Delaware)
24.    Co-Steel C.S.M. Corp. (Delaware)
25.    Gallatin Steel Company (50%) (Kentucky)
26.    Ghent Industries (Kentucky)
27.    Gallatin Terminal Company (Kentucky)
28.    Gallatin Transit Authority (Kentucky)
29.    Co-Steel Finance Corp. (Delaware)
30.    Co-Steel Raritan, Inc. (New Jersey)
31.    Raritan River Urban Renewal Corporation (New Jersey)
32.    Co-Steel USA Distribution Inc. (Delaware)
33.    Lake Ontario Steel Company Inc. (Delaware)
34.    Co-Steel Benefit Plans USA Inc. (Delaware)
35.    Co-Steel USA Holdings, Inc. (Delaware)
36.    Co-Steel Sayreville, Inc. (Delaware)
37.    N.J.S.C. Investment Co., Inc. (New Jersey)(1)
38.    Co-Steel Dofasco LLC (50%) (Wyoming)
39.    Cansteel Antilles N.V. (Dutch Antilles)
40.    Co-Steel Amsterdam B.V. (Netherlands)(2)
41.    Co-Steel (UK) Limited (United Kingdom)
42.    ASW Holdings PLC (30%) (United Kingdom)
43.    Goldmarsh Enterprises (Ireland)
44.    Acierco S.A. (Luxembourg)
45.    Co-Steel Liquidity Management Hungary Limited Liability Company (Hungary)
46.    Monteferro International Business S.A. (50%) (Spain)
47.    Monteferro America Latina Ltda. (Brazil)

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 *   Unless otherwise indicated, all subsidiaries are 100% owned.

(1)  This company is in the process of being dissolved.

(2)  This company is in liquidation.